Exhibit 10.5
IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
STOCK OPTION AGREEMENT
1. Grant of Option. Irwin Financial Corporation, an Indiana corporation (the “Company”), hereby grants to _________ (“Participant”) an option (the “Option”) to purchase a total number of shares of Stock (the “Shares”) set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Irwin Financial Corporation 2001 Stock Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
2. Exercise of Option. This Option shall be exercisable during its term in accordance with the vesting schedule set out in the Notice of Stock Option Grant and with the provisions of Section 7 of the Plan as follows:
(a) Right to Exercise.
(i) This Option may be exercised solely as to Shares which have vested under the vesting schedule indicated on the Notice of Stock Option Grant.
(ii) This Option may not be exercised for a fraction of a share.
(iii) In the event of Participant’s termination of employment or service as a director, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitation contained in Section 2(a)(iv) below.
(iv) In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Notice of Stock Option Grant.
(b) Method of Exercise. This Option shall be exercisable by written notice approved for such purpose by the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Participant’s investment intent with respect to such shares of Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Participant and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.
3. Method of Payment. Payment of the Exercise Price may be:
(i) in cash or its equivalent,
(ii) by tendering previously-acquired Stock (stock acquired on the open-market or held, if previously acquired from the Company, which has been held for more than six months) having an aggregate Fair Market Value (as determined by the Committee) at the time of exercise equal to the total Exercise price,
(iii) if the Committee shall authorize in its sole discretion, by payment of the Exercise Price in installments as provided in Section 7.5(c) of the Plan,
(iv) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law,
(v) by having the notice of exercise direct that the certificate or certificates for such Shares for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash or cash equivalents acceptable to the Company equal to the purchase price for such Shares purchased pursuant to the exercise of the option plus the amount (if any) of federal and other taxes which the Company may, in its sole judgment, be required to withhold with respect to the exercise of the option, or
(vi) by a combination of (i), (ii), (iii), (iv), and/or (v).
4. Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.
5. Termination of Relationship.
(a) Termination of Employment Due to Death. In the event Participant’s employment or service as a director is terminated by reason of death, any outstanding Options whether or not then exercisable, may be exercised within twelve (12) months after such date of termination of employment or service. In no case shall the period for exercise extend beyond the expiration date of such option grant.
(b) Termination of Employment due to Disability or Retirement.. In the event that Participant’s employment or service as a director is terminated due to disability or retirement, the options theretofore granted to such Participant may be exercised to the extent that such

Participant was entitled to exercise the options at the date of such termination, but only within a period of three (3) years beginning on the day following the date of such termination, and provided further that any Incentive Stock Options may be exercised only within a period of three (3) months beginning on the day following the date of such termination. In no case shall the period for exercise extend beyond the expiration date of such option grant. So long as Participant shall continue to serve as a director or continue to be an employee of the Company, the options granted to the Participant shall not be affected by any change of duties or position. A change of employment from the Company to a subsidiary, from a subsidiary to the Company, from one subsidiary to another, or any combination thereof, shall not be considered to be a termination of employment for purposes of this Plan.
(c) Resignation or Termination Without Cause. In the event that an Participant’s employment with the Company or its subsidiaries or service as a director is terminated due to resignation or by the Company without cause (other than a retirement of disability), the options theretofore granted to such Participant may be exercised to the extent that such Participant was entitled to exercise the options at the date of such resignation, but only within a period of three (3) months beginning on the day following the date of such termination. In no case shall the period for exercise extend beyond the expiration date of such option.
(d) Termination for Cause. Notwithstanding anything herein to the contrary, all outstanding options shall immediately terminate without further action on the part of the Company in the event of the termination of a Participant’s employment or service with the Company or its subsidiaries for cause.
6. Effect of a Change in Control. Upon the occurrence of a Change of Control, the Company shall provide written notice thereof (the “Change in Control Notice”) to the Participant. The Company shall have the right, but not the obligation, to terminate all outstanding options as of the 30th day immediately following the date of the sending of the Change in Control Notice by including a statement to such effect in the Change in Control Notice. Upon delivery of the Change in Control Notice and regardless of whether the Company elects to terminate the outstanding options, the Participant shall have the right to immediately exercise all outstanding options (whether or not immediately exercisable, notwithstanding the Change in Control) in full during the 30-day period notwithstanding the other terms and conditions otherwise set forth in the Plan or in any certificate or agreement representing such option.
7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
8. Term of Option. This Option may be exercised only within the Term set forth in the Notice of Stock Option Grant, subject to the limitations set forth in Section 7 of the Plan.
9. Withholding Tax Obligations.
(a) General Withholding Obligations. As a condition to the exercise of Option granted hereunder, Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of the Option. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. Participant understands that, upon exercising a Nonqualified Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price. If Participant is an employee, the Company will be required to withhold from Participant’s compensation, or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, Participant may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. Participant shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash or check payment, (ii) out of Participant’s current compensation, (iii) if permitted by the Company, in its discretion, by surrendering to the Company shares which (A) in the case of shares previously acquired from the Company, have been owned by Participant for more than six months on the date of surrender, and (B) have a Fair Market Value determined as of the applicable Tax Date (as defined in Section 9(c) below) on the date of surrender equal to the amount required to be withheld, or (iv) by electing to have the Company withhold from the shares to be issued upon exercise of the Option, that number of shares having a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.
(b) Stock Withholding to Satisfy Withholding Tax Obligations. In the event the Company allows Participant to satisfy his or her tax withholding obligations as provided in Section 9(a)(iii) or (iv) above, such satisfaction must comply with the requirements of this Section (9)(b) and all applicable laws. All elections by Participant to have shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:
(i) the election must be made on or prior to the applicable Tax Date (as defined in Section 9(c) below);
(ii) once made, the election shall be irrevocable as to the particular shares of the Option as to which the election is made; and
(iii) all elections shall be subject to the consent or disapproval of the Committee.
(c) Definitions. For purposes of this Section 9, the Fair Market Value of the Stock to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the applicable laws (the “Tax Date”).

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IRWIN FINANCIAL CORPORATION

By:

Name:

(print)

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.

Dated:

[Name of Participant]
TO BE A VALID ACCEPTANCE BY PARTICIPANT, THIS AGREEMENT MUST BE SIGNED AND DATED BY PARTICIPANT, AND RETURNED TO THE COMPANY WITHIN 30 DAYS OF RECEIPT OF AGREEMENT BY PARTICIPANT.

IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
NOTICE OF STOCK OPTION GRANT
[Name] (“Optionee”)
[address]
Pursuant to the terms of the attached Stock Option Agreement and the Irwin Financial Corporation 2001 Stock Plan, you have been granted an option to purchase common stock (the “Option”) of Irwin Financial Corporation (the “Company”) as follows:

Date of Grant:	[date]

Compensation Committee
Approval Date:	[date]

Exercise Price Per Share:	[$___]

Total Number of Shares Granted:	[number]

Type of Option:	[Non-Qualified Stock Option (“NSO”) or
Incentive Stock Option (“ISO”)]

End of Term/Expiration Date:

Vesting Schedule:	This Option shall vest in accordance with
the following schedule: